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                                                                    Exhibit 23.5


                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Citadel Communications Corporation on Form S-1 of our report dated March 28, 1997 (relating to the consolidated financial statements of Tele-Media Broadcasting Company and Its Partnership Interests) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP


Pittsburgh, Pennsylvania
April 24, 1998